EXHIBIT 23.2

[LOGO]  WEINBERG & COMPANY, P.A.
        ------------------------
        Certified Public Accountants







                        CONSENT OF INDEPENDENT AUDITORS



We hereby consent to the incorporation by reference in the foregoing Registration Statement on Form S-8 of our report dated March 8, 2002, relating to the financial statements of IVP Technology Corporation, appearing in the Annual Report of IVP Technology Corporation on Form 10-KSB for the fiscal year ended December 31, 2001, filed with the Securities and Exchange Commission on April 15, 2002.

We also consent to the reference to our firm under the caption "Experts" in the prospectus that is contained in the foregoing registration statement.


/s/ Weinberg & Company, P.A.
----------------------------
WEINBERG & COMPANY. P.A.
Certified Public Accountants


Boca Raton, Florida
May 2, 2002








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           Town Executive Center                                                    Watt Plaza
        6100 Glades Road * Suite 314                                    1875 Century Park East * Suite 600
          Boca Raton, Florida 33434                                        Los Angeles, California 90067
Telephone:(561)487-5765 * Facsimile:(561)487-5766               Telephone:(310)407-5450 * Facsimile: (310) 407-5451

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                          Website: www.cpaweinberg.com
     AMERICAN INSTITUTE OF CPA'S/DIVISION FOR CPA FIRMS SEC PRACTICE SECTION